Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 9, 2006 relating to the financial statements of ZIOPHARM Oncology, Inc. for the year ended December 31, 2005 (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern), and to all references to our Firm, included in or made part of this registration statement on Form S-3.

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts May 18, 2006